Exhibit 99.1


1. Excludes beneficial ownership of Series A Preferred Stock owned by W.R. Hambrecht + Co., LLC (WRH+Co., LLC). WRH+Co., LLC directly owns 50 shares of Series C Preferred Stock. Mr. Hambrecht owns 22.99% of WRH+Co., LLC as of this date and disclaims beneficial ownership in all shares of Salon Series A Preferred Stock directly owned by WRH+Co., LLC except to the extent of his respective pecuniary interest therein.

     Excludes direct ownership of 189 shares of Series C Preferred Stock by the Hambrecht 1980 Revocable Trust.

     Excludes beneficial ownership of Series C Preferred Stock owned by WRH+Co.,
     LLC). WRH+Co., LLC directly owns 64 shares of Series C Preferred Stock. Mr. Hambrecht owns 22.99% of WRH+Co., LLC as of this date and disclaims beneficial ownership in all shares of Salon Series C Preferred Stock directly owned by WRH+Co., LLC except to the extent of his respective pecuniary interest therein.

     Excludes beneficial ownership of Series C Preferred Stock owned by W.R. Hambrecht + Co., Inc. (WRH+Co., Inc.). WRH+Co., Inc. directly owns 125 shares of Series C Preferred Stock. Mr. Hambrecht owns 22.99% of WRH+Co., Inc. as of this date and disclaims beneficial ownership in all shares of Salon Series C Preferred Stock directly owned by WRH+Co., Inc. except to the extent of his respective pecuniary interest therein.

     Excludes beneficial ownership of Series C Preferred Stock owned by Ironstone Group, Inc. (Ironstone). Ironstone directly owns 843 shares of Series C Preferred Stock. Mr. Hambrecht owns 58.3% of Ironstone and disclaims beneficial ownership in all shares of Salon Series C Preferred Stock directly owned by Ironstone except to the extent of his respective pecuniary interest therein.

     Excludes beneficial ownership of Series C Preferred Stock owned by HAMCO Capital Corporation (HAMCO). HAMCO directly owns 127 shares of Series C Preferred Stock. Mr. Hambrecht owns 10.7% of HAMCO and disclaims beneficial ownership in all shares of Salon Series C Preferred Stock directly owned by HAMCO except to the extent of his respective pecuniary interest therein.

     Excludes beneficial ownership of Series D Preferred Stock owned by HAMCO Capital (HAMCO). HAMCO directly owns 63 shares of Series D Preferred Stock. Mr. Hambrecht owns 10.7% of HAMCO and disclaims beneficial ownership in all shares of Salon Series D Preferred Stock directly owned by HAMCO except to the extent of his respective pecuniary interest therein.